EXHIBIT 23.1





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in Registration Statement No. 333-37478 on Form S-3 and 333-52036 on Form S-8 of our report dated March 4, 2005 (except for Note 15, as to which the date is April 11, 2005) appearing in this annual report on Form 10-KSB of LoyaltyPoint, Inc. for the year ended December 31, 2004.

/s/ Tauber & Balser, P.C.
-------------------------
Atlanta, Georgia
April 14, 2005